AMENDMENT TO

                            ARTICLES OF INCORPORATION

                                       OF

                         FIRST GENEVA INVESTMENTS, INC.


     THE UNDERSIGNED, being the sole director of FIRST GENEVA INVESTMENTS, INC. does hereby amend the Articles of Incorporation of FIRST GENEVA INVESTMENTS, INC., as follows:

SHARES

     The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

     I hereby certify that the following was adopted by a majority unanimous vote of the shareholders and directors of the corporation on June 18, 1997, and that the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on June 19, 1997.


/s/   NANCY SCHWARTZ
      -------------------------------------------
      Nancy Schwartz, President and Sole Director

Subscribed and Sworn on this 19th day of June, 1997 Before me:


/s                                              [NOTARIAL SEAL]

My Commission Expires